NEWS RELEASE
June 16, 2010                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                             (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES FINANCING TRANSACTIONS AND THE AGREEMENT TO PURCHASE ADDITIONAL EQUITY INTERESTS IN TV ONE

Washington, DC: - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA) today announced a series of financing transactions designed to refinance substantially all of its existing indebtedness and finance its purchase of an additional approximately 19% of the outstanding equity interests in TV One, LLC (“TV One”), of which the Company currently owns approximately 37% of the outstanding equity interests.  These transactions include:

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The execution of a commitment letter with certain affiliates of Deutsche Bank relating to a new senior secured credit facility comprised of a $50.0 million revolving facility and a $350.0 million term loan (the “New Senior Credit Facility”), the proceeds of which will be used to refinance all of the Company’s outstanding indebtedness under its existing senior credit facility. Pursuant to the commitment letter, affiliates of Deutsche Bank committed to provide the $50.0 million revolving facility and to use commercially reasonable efforts to syndicate the $350.0 million term loan.

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The commencement of an exchange offer (the “Exchange Offer”) to exchange: (i) for each $1,000 principal amount of its outstanding 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) $1,000 in principal amount of the Company’s newly issued 11.0%/12.0% Senior Grid Notes due 2017 (the “Exchange Notes”); and (ii) for each $1,000 principal amount of its outstanding 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Existing Notes”) $900 in principal amount of the newly issued Exchange Notes and a concurrent consent solicitation to amend the indentures governing the Existing Notes to delete substantially all of the covenants contained therein.

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A subscription offer to holders of Existing Notes who participate in the Exchange Offer providing the opportunity to subscribe to purchase an aggregate of $100.0 million in principal amount of the Company’s new 8.5%/9.0% Second-Priority Senior Secured Grid Notes due 2016 (the “Second Lien Notes”) (the “Subscription Offer” and together with the Exchange Offer, the “Offers”), the proceeds of which will primarily be used to fund the purchase of the additional equity interests in TV One (the “TV One Acquisition”) for an aggregate purchase price of approximately $82 million.

The Company has entered into a Support and Backstop Agreement (the “Support Agreement”) with certain holders of Existing Notes, who collectively represent approximately 80% of the aggregate principal amount of the outstanding Existing Notes, pursuant to which such holders agreed, subject to the terms and conditions set forth therein, to tender all of their Existing Notes into the Exchange Offer (and thereby provide their consents in the consent solicitation) and to subscribe to purchase on an aggregate basis up to $100.0 million in principal amount of the Second Lien Notes in the event that such Second Lien Notes are not otherwise subscribed for purchase by holders of the Existing Notes.  Pursuant to the Support Agreement, the Company has agreed to increase the interest rates payable on the Exchange Notes and the Second Lien Notes in the event that the interest rates payable on the term loan portion of the New Senior Credit Facility are higher than agreed floor levels.  The interest rates payable on the Exchange Notes and the Second Lien Notes will be determined prior to the Early Settlement Time (as defined below).

The completion of the Offers is subject to a number of conditions (the “Offer Conditions”), including a minimum tender condition that at least 95% of the combined aggregate principal amount outstanding of the 2011 Notes and the 2013 Notes be validly tendered and not withdrawn in the Exchange Offer (the “Minimum Tender Condition”).  The Offer Conditions also include that all conditions to the purchase and sale of the Second Lien Notes, the TV One Acquisition and entry into the New Senior Credit Facility and related transactions are concurrently satisfied or waived and continue to be satisfied or waived until the Early Settlement Date (as described below).  Under the terms of the Support Agreement, the Company is required to obtain the consent of holders holding at least a majority of the aggregate principal amount of Existing Notes held by parties to the Support Agreement (the “Requisite Noteholders”) before amending, modifying or waiving any of the Offer Conditions, including the Minimum Tender Condition.

The Offers are only made, and copies of the offering documents will only be made available, to holders of Existing Notes that have certified certain matters to the Company, including their status as “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 (the “Securities Act”), an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act, or as a “non-U.S. Person” within the meaning of the Securities Act (together “Eligible Holders”). An offering memorandum, dated today, will be distributed to Eligible Holders and is available to Eligible Holders through the information agent, BNY Mellon Shareowner Services, at (800) 777-3674 or (201) 680-3794.

The Subscription Offer will expire at 5:00 p.m., New York City time, on June 30, 2010, unless extended by the Company, which time is the “Subscription Offer Expiration Time.”  The Early Settlement Time will be 5:00 p.m., New York City time, on the date the Offer Conditions are initially satisfied or waived, but not earlier than the Subscription Offer Expiration Time, unless extended by the Company.  The “Early Settlement Date” will be a date promptly following the Early Settlement Time, assuming the Offer Conditions continue to be satisfied or waived. The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on July 15, 2010, unless extended by the Company, which time is the “Expiration Time.”  Tenders of Existing Notes prior to the Early Settlement Time may be withdrawn and the related Consents may be revoked at any time before the Early Settlement Time, but not thereafter; otherwise tenders of Existing Notes made after the Early Settlement Time and prior to the Expiration Time may be withdrawn and the related Consents may be revoked at any time before the Expiration Time, but not thereafter.

The Company also filed a Current Report on Form 8-K which provides more detail on the transactions summarized in this press release.  A copy of the Current Report on Form 8-K can be found on the Company’s website at www.radio-one.com.  In the Investor Relations section of the website, the Company makes available free of charge its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such material is made available through the Company’s website as soon as reasonably practicable after it electronically files the material with, or furnishes it to, the U.S. Securities and Exchange Commission (the “SEC”).  The information contained on the Company’s website does not constitute part of this press release.

Private Placement of the New Notes

The Exchange Notes and the Second Lien Notes (the “New Notes”) have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Offers are being made only pursuant to an offering memorandum and related letter of transmittal and subscription materials and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K, and 10-Q and other filings with the SEC.

    Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show (www.therussparrmorningshow.com) the Yolanda Adams Morning Show (www.syndication1.com/yolanda.htm), the Rickey Smiley Morning Show (www.syndication1.com/rickey.htm), CoCo Brother Live (ww.syndication1.com/coco.htm), CoCo Brother’s “Spirit” (www.syndication1.com/coco.htm) program, Bishop T.D. Jakes’ “Empowering Moments” (www.syndication1.com/td.htm), the Reverend Al Sharpton Show (www.syndication1.com/al.htm), and the Warren Ballentine Show (www.syndication1.com/warren.htm). The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including NewsOne, TheUrbanDaily, HelloBeautiful, and social networks BlackPlanet, MiGente, and AsianAvenue and an interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

    Launched in January 2004, TV One (www.tvoneonline.com) serves nearly 50.2 million households (Nielsen April 2010 universe estimate), offering a broad range of real-life and entertainment-focused original programming, classic series, movies, and music designed to entertain, inform and inspire a diverse audience of adult African American viewers.  In December 2008, the company launched TV One High Def, which now serves more than 5.5 million households. TV One’s investors include Radio One [NASDAQ: ROIA and ROIAK; (www.radio-one.com), the largest radio company that primarily targets African American and urban listeners;  Comcast Corporation [NASDAQ: CMCSA and CMCSK; (www.comcast.com)], the leading cable television company in the country; The DirecTV Group; Constellation Ventures; Syndicated Communications; and Opportunity Capital Partners.